SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 21, 2001

                             RALSTON PURINA COMPANY
             (Exact name of registrant as specified in its charter)

                                    Missouri
                  State or other jurisdiction of incorporation)

              1-4582           ..............            43-0470580
       (Commission File No.)                (IRS Employer Identification No.)

                               Checkerboard Square
                            St. Louis, Missouri 63164
          (Address of principal executive offices, including ZIP code)

                                 (314) 982-1000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

            On January 16, 2001, Ralston Purina Company ("Ralston") and Nestle Holdings, Inc. ("Nestle") announced that they entered into a merger agreement under which Nestle will acquire Ralston for $33.50 in cash for each share of common stock of Ralston. Among other things, the merger is conditioned upon the affirmative vote of the holders of at least two-thirds of Ralston's issued and outstanding shares of common stock. On May 21, 2001, Ralston held a special meeting of its shareholders in respect of the merger and announced that the merger has received the requisite shareholder approval.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits

          99.1 Press Release, dated as of May 21, 2001, issued by Ralston Purina Company.